Exhibit 99.2

Enservco Corporation Provides Further Update on Plan to Regain Compliance with NYSE American Listing Standards

LONGMONT, Colo., June 13, 2024 (GLOBE NEWSWIRE) – Enservco Corporation (NYSE American: ENSV) (“Enservco”, or the “Company”), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today provided a further update on its plan to regain compliance with NYSE American listing standards, including the status of its previously announced planned resolution of its equity deficit (the “Updated Plan”). The Company’s management believes that timely completion of the Updated Plan will satisfy the stockholders’ equity requirement and allow Enservco to retain its listing on the NYSE American exchange.

KEY HIGHLIGHTS & STATUS OF UPDATED PLAN

The Updated Plan incorporates a strategic shift from substantial reliance upon seasonal frac water heating to less volatile hot oiling and energy logistics services through the acquisition of Buckshot Trucking combined with the addition of new equity and other components to be announced in the coming weeks. The initial components of the Updated Plan and related status, include:

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Secure $10 million equity line of credit: On June 11, 2024, Enservco entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), whereby the Company may elect, in its sole discretion, to sell to the Purchaser upon the satisfaction of certain conditions, up to the lesser of: (1) $10 million of newly issued shares of Enservco’s common stock, and (2) 7,310,000 shares of Common Stock, representing 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement. The 19.99% limitation will not apply if we obtain stockholder approval to issue additional shares of Common Stock.

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Convert $2.2 million of debt to equity: On June 7, 2024, Rich Murphy and Cross River Partners, L.P., converted their $1.2 million November 2022 convertible note and the aggregate of $1.0 million of September and October 2023 convertible notes into equity.

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Issue $1.25 million of equity to close Buckshot acquisition: The Company remains focused on the near-term completion of its previously announced acquisition of Buckshot Trucking LLC (“Buckshot”), which includes, amongst other terms, the issuance of $1.25 million of equity.

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Further asset rationalization and reduction in seasonality: The Company is continuing to explore strategic initiatives to rationalize its assets and reduce reliance upon the seasonal frac heating business.

MANAGEMENT COMMENTARY

Rich Murphy, Enservco’s CEO and Chairman, stated, “We are working closely with the NYSE American through their formal appeals process to cure our deficit and bring Enservco’s stockholder’s equity to a minimum of $6.0 million through execution of the Updated Plan we will provide to the NYSE American. We have made important progress on the components in support of our plans, including recently securing a $10 million equity line of credit. This infusion complements the $2.2 million of debt that I and Cross River Partners recently converted into equity as a demonstration of our confidence in the Company, and the $1.25 million of proposed new equity to be included as consideration for completing the transformative Buckshot acquisition in the third quarter. We are committed to returning to full compliance with NYSE American and will continue to inform shareholders of the completion of additional steps in the weeks ahead.”

Mr. Murphy, concluded, “The enhancement of our capital structure represents another important step in our continued efforts to rationalize our asset base, prudently manage and enhance our cost structure, and improve our financial position. Our focus has been on executing opportunities designed to drive the long-term health and sustainability of our business. This includes the Buckshot acquisition that will expand our service offering into energy logistics offering year-round cash flow and earnings visibility, as well as the opportunity for growth in new markets and an expanded customer base. We will continue to look closely for strategic transactions that provide our business with increased financial visibility and potential growth prospects, while we also explore strategic initiatives to further rationalize our assets and reduce reliance upon our seasonal frac heating business.”

BACKGROUND & NEXT STEPS

On June 10, 2024, the Company announced that the staff of NYSE Regulation had determined to commence proceedings to delist the common stock of Enservco from the Exchange. NYSE Regulation has determined that the Company is no longer suitable for listing pursuant to Section 1009(a) of the NYSE American Company Guide (the “Company Guide”) as the Company had not yet completed its refinancing plan to attain a minimum of $6.0 million of stockholders’ equity by June 9, 2024.

The Company has the right to a review of staff’s determination to delist the common stock by the Listings Qualifications Panel of the Committee for Review of the Board of Directors of the Exchange (the “Panel”).

Enservco is requesting a hearing to appeal the staff’s determination with the Panel and plans to submit its plan to cure its equity deficit on or before the expected hearing date. The hearing date will be set by the Panel and the Company will communicate that date to stockholders when established. Following such appeal, a decision by the Panel will be made and announced by NYSE Regulation regarding either proceeding with suspension and delisting or continued trading in the Company’s common stock.

During the appeal review period, the Company’s stock will continue to be listed and traded on the NYSE American exchange. However, there can be no assurance that the Company will successfully execute all of the elements of the Updated Plan and thus regain compliance with all applicable NYSE American listing standards. In such event, Enservco’s common stock will be delisted from the NYSE American.

ABOUT ENSERVCO

Enservco provides a range of oilfield services through its various operating subsidiaries, including hot oiling, acidizing, frac water heating, and related services. The Company has a broad geographic footprint covering major domestic oil and gas basins across the United States. Additional information is available at www.enservco.com. On March 20, 2024, the Company announced an agreement to purchase Buckshot Trucking LLC, an energy logistics provider in multiple key oil and gas basins (the “Buckshot Acquisition”). The Buckshot Acquisition is scheduled to close in the third quarter of 2024. When closed, the Buckshot Acquisition would provide Enservco with a growing business that is not weather dependent, allow the Company to enter steady year-round logistics, provide an expanded operating footprint, and improve cash flow visibility.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2023, and subsequently filed documents with the Securities and Exchange Commission (“SEC”). Forward looking statements in this news release that are subject to risks related to, among other things, closing of the Buckshot Acquisition on anticipated terms and timing, and the ability of Enservco to successfully integrate Buckshot’s market opportunities, personnel and operations and to achieve expected benefits. Enservco disclaims any obligation to update any forward-looking statement made herein.

CONTACT

Mark Patterson

Chief Financial Officer

Enservco Corporation

mpatterson@enservco.com

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